Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-289801), Form S-3 (No. 333-291967, 333-252592 and 333-214830) and Form S-8 (No. 333-264938, 333-232239, 333-219491, 333-190490, 333-151808, 333-141694 and 333-122665) of MediciNova, Inc. of our report dated March 10, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Diego, California

March 10, 2026